Exhibit 10.2

INDEPENDENT AUDITORS’ CONSENT

     We consent to the use, in this Annual Report of British Sky Broadcasting Group Plc on Form 20-F filed on November 7, 2002 (File No. 1-13488), which is incorporated by reference in the Registration Statement on Form F-3 filed on January 26, 1998, (Registration No 333-8246), of our report dated July 24, 2000, September 22, 2000 as to Note 25 (which expresses an unqualified opinion and includes an emphasis of matter paragraph relating to British Interactive Broadcasting Holdings Limited’s recurring losses from operations and shareholders’ deficit which raises doubts about its ability to continue as a going concern).

DELOITTE & TOUCHE
London

November 7, 2002